     As filed with the Securities and Exchange Commission on June 20, 2001
                                                          Registration No. 333-
 =============================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                             ____________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          the Securities Act of 1933
                           __________________________

                      SMURFIT-STONE CONTAINER CORPORATION
            (Exact name of registrant as specified in its charter)

               Delaware                                 43-1531401
    State or Other Jurisdiction of         (I.R.S. Employer Identification No.)
    Incorporation or Organization)

      150 North Michigan Avenue                           60601
           Chicago, Illinois                            (Zip Code)
(Address of Principal Executive Offices)

       Smurfit-Stone Container Corporation 1998 Long Term Incentive Plan
                           (Full Title of the Plan)

                                 Craig A. Hunt
                 Vice President, General Counsel and Secretary
                           150 North Michigan Avenue
                            Chicago, Illinois 60601
                    (Name and Address of Agent for Service)

                                (312) 346-6600
         (Telephone Number, Including Area Code, of Agent for Service)

                                   Copy to:

                                Steven J. Gavin
                               Winston & Strawn
                             35 West Wacker Drive
                            Chicago, Illinois 60601
                                (312) 558-5600



                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------------------
    Title of securities   Amount to be registered   Proposed maximum offering      Proposed maximum       Amount of registration fee
     to be registered                                   price per unit (1)    aggregate offering price (1)
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value        8,000,000 shares               $14.645            $117,160,000                 $29,290
$0.01 per share......
------------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) and (c) under the Securities Act of 1933, as amended, on the basis of the average of the high and low prices reported for shares of Common Stock of the Registrant on the Nasdaq National Market on June 14, 2001.

                    STATEMENT OF INCORPORATION BY REFERENCE

          This Form S-8 Registration Statement is filed pursuant to General Instruction E for the purpose of registering 8,000,000 additional shares of common stock, par value $0.01 per share ("Common Stock"), of Smurfit-Stone Container Corporation (the "Registrant"), issuable pursuant to the Smurfit-Stone Container Corporation 1998 Long Term Incentive Plan (the "Plan"). On February 23, 2001, the Board of Directors of the Registrant approved an amendment to the Plan, subject to stockholder approval, to increase the total number of shares of Common Stock of the Registrant available for issuance under the Plan from 8,500,000 to 16,500,000 (the "Amendment"). On May 17, 2001, the stockholders of the Registrant approved the Amendment. The contents of the Registrant's previously filed Form S-8 Registration Statement (File No. 333-68221), as filed with the Securities and Exchange Commission on December 1, 1998, are incorporated herein by reference to the extent not otherwise amended or superseded by the contents hereof.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 5.   Interests of Named Experts and Counsel.

          The validity of the securities being registered hereby has been passed upon by Craig A. Hunt, Vice President, General Counsel and Secretary of the Registrant. Mr. Hunt may be selected to participate in the Plan. Mr. Hunt owns 3,278 shares of Common Stock and holds options to acquire 116,500 shares of Common Stock.

Item 6.   Indemnification of Directors and Officers.

          Exculpation. Section 102(b)(7) of the General Corporation Law of the State of Delaware (the "Delaware Law") permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of a director for any breach of the director's duty of loyalty to the corporation or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for the payment of unlawful dividends or unlawful stock repurchases, or for any transaction from which the director derived an improper personal benefit.

          The Restated Certificate of Incorporation of the Registrant incorporates the exculpation provisions permitted by Section 102(b)(7) of the Delaware Law described above.

          Indemnification. Section 145 of the Delaware Law permits a corporation to indemnify any of its directors, officers, employees or agents who was or is a party, or is threatened to be made a party, to any third party proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, for expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reason to believe that such person's conduct was unlawful. In a derivative action, i.e., one by or in the right of a corporation, the corporation is permitted to indemnify directors, officers, employees or agents against expenses (including attorneys' fees) actually and reasonably incurred by them in connection with the defense or settlement of an action or suit if they acted in good faith and in a manner that they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that such person is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

          The Restated Bylaws of the Registrant make mandatory the indemnification permitted by Section 145 of the Delaware Law described above.

          Insurance. The directors and officers of the Registrant are insured under a policy of directors' and officers' liability insurance.

Item 8.    Exhibits.

     The following documents are filed as exhibits to this Registration
     Statement:

     Exhibit No.  Description
     -----------  -----------

     4.1 Certificate for the Registrant's Common Stock (incorporated herein by reference to Exhibit 4.3 to the Registrant's Registration Statement on Form S-8 (File No. 33-57085)).

     4.2 Form of Certificate of Designation establishing the terms of the Registrant's Series A Preferred Stock (incorporated herein by reference to Exhibit 4.2 to the Registrant's Registration Statement on Form S-4 (File No. 333-43656)).

     4.3 Certificate for the Registrant's Series A Preferred Stock (incorporated herein by reference to Exhibit 4.4 to the Registrant's Registration Statement on Form S-4 (File No. 333-43656)).

     5.1 Opinion of Craig A. Hunt, Esq. as to the legality of the securities being registered.

     23.1         Consent of Ernst & Young.

     23.2         Consent of Craig A. Hunt, Esq. (included as part of Exhibit
                  5.1).

     24.1 Powers of attorney (included on the signature page of this Registration Statement).

                                   SIGNATURES

          The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on June 20, 2001.

                         SMURFIT-STONE CONTAINER CORPORATION

                         By:  /s/ Patrick J. Moore
                            ----------------------------------------------
                              Name:   Patrick J. Moore
                              Title:  Vice President and Chief Financial
                                      Officer


                               POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Patrick J. Moore and Craig A. Hunt, and each or either of them (with full power to each of them to act alone), his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which said attorneys-in-fact and agents may deem necessary or advisable in order to enable Smurfit-Stone Container Corporation to comply with the Securities Act of 1933 and any requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing with the Securities and Exchange Commission of the registration statement on Form S-8 under the Securities Act of 1933, including specifically, but without limitation, power and authority to sign the name of the undersigned to any amendments to such registration statement (including post-effective amendments) and additional registration statements filed in accordance with General Instruction E to Form S-8 to register additional securities, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents, and each or either of them, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

             Signature                            Title                          Date
------------------------------------  -----------------------------   --------------------------

/s/ Michael W. J. Smurfit               Chairman of the Board and             June 20, 2001
------------------------------------    Director
Michael W. J. Smurfit
                                        President and Chief Executive         June 20, 2001
/s/ Ray M. Curran                       Officer and Director
------------------------------------    (Principal Executive Officer)
Ray M. Curran

                                        Vice President and Chief              June 20, 2001
/s/ Patrick J. Moore                    Financial Officer (Principal
------------------------------------    Financial Officer)
Patrick J. Moore



                                      Vice President and Corporate          June 20, 2001
/s/ Paul K. Kaufmann                  Controller (Principal
------------------------------------  Accounting Officer)
Paul K. Kaufmann

                                      Director                              June 20, 2001
/s/ Leigh J. Abramson
------------------------------------
Leigh J. Abramson
                                      Director                              June 20, 2001
/s/ Alan E. Goldberg
------------------------------------
Alan E. Goldberg
                                      Director                              June 20, 2001
/s/ Howard E. Kilroy
------------------------------------
Howard E. Kilroy
                                      Director                              June 20, 2001
/s/ James J. O'Connor
------------------------------------
James J. O'Connor
                                      Director                              June 20, 2001
/s/ Jerry K. Pearlman
------------------------------------
Jerry K. Pearlman
                                      Director                              June 20, 2001
/s/ Thomas A. Reynolds, III
------------------------------------
Thomas A. Reynolds, III
                                      Director                              June 20, 2001
/s/ Anthony P. J. Smurfit
------------------------------------
Anthony P. J. Smurfit
                                      Director                              June 20, 2001
/s/ Dermot F. Smurfit
------------------------------------
Dermot F. Smurfit

                               INDEX TO EXHIBITS

     Exhibit No.  Description
     -----------  -----------

     4.1 Certificate for the Registrant's Common Stock (incorporated herein by reference to Exhibit 4.3 to the Registrant's Registration Statement on Form S-8 (File No. 33-57085)).

     4.2 Form of Certificate of Designation establishing the terms of the Registrant's Series A Preferred Stock (incorporated herein by reference to Exhibit 4.2 to the Registrant's Registration Statement on Form S-4 (File No. 333-43656)).

     4.3 Certificate for the Registrant's Series A Preferred Stock (incorporated herein by reference to Exhibit 4.4 to the Registrant's Registration Statement on Form S-4 (File No. 333-43656)).

     5.1 Opinion of Craig A. Hunt, Esq. as to the legality of the securities being registered.

     23.1         Consent of Ernst & Young.

     23.2         Consent of Craig A. Hunt, Esq. (included as part of Exhibit
                  5.1).

     24.1 Powers of attorney (included on the signature page of this Registration Statement).